Exhibit 4.2(f)

THE SOUTHERN COMPANY

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION,
TRUSTEE

____________________

SEVENTEENTH SUPPLEMENTAL INDENTURE

DATED AS OF MAY 24, 2016

____________________

4.25% SENIOR NOTES

DUE JULY 1, 2036

TABLE OF CONTENTS1

1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS SEVENTEENTH SUPPLEMENTAL INDENTURE is made as of the 24th day of May, 2016, by and between THE SOUTHERN COMPANY, a Delaware corporation, 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308 (the “Company”), and Wells Fargo Bank, National Association, a national banking association, 150 East 42nd Street, 40th Floor, New York, New York 10017 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 2007 (the “Original Indenture”), with Wells Fargo Bank, National Association;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Seventeenth Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Seventeenth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
2036 NOTES
SECTION 101.    Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s 4.25% Senior Notes due July 1, 2036 (the “2036 Notes”).
There are to be authenticated and delivered $500,000,000 principal amount of 2036 Notes, and such principal amount of the 2036 Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All 2036 Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional 2036 Notes. Any such additional 2036 Notes will have the same interest rate, maturity and other terms as those initially issued (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). No 2036 Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The 2036 Notes shall be issued in fully registered form.
The 2036 Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the 2036 Notes shall be The Depository Trust Company.
The form of the Trustee’s Certificate of Authentication for the 2036 Notes shall be in substantially the form set forth in Exhibit B hereto.
Each 2036 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
SECTION 102.    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2036 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2036 Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
“Interest Payment Dates” means January 1 and July 1 of each year, commencing January 1, 2017.
“Original Issue Date” means May 24, 2016.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. Eastern time on the third Business Day in New York City preceding such Redemption Date).
“Regular Record Date” means, with respect to each Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).
“Stated Maturity” means July 1, 2036.
“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
SECTION 103.    Payment of Principal and Interest. The principal of the 2036 Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the 2036 Notes shall bear interest at the rate of 4.25% per annum until paid or duly provided for. Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the 2036 Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2036 Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the 2036 Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2036 Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
Payments of interest on the 2036 Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2036 Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 2036 Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
Payment of the principal and interest due at the Stated Maturity or earlier redemption of the 2036 Notes shall be made upon surrender of the 2036 Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the 2036 Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.
SECTION 104.    Denominations. The 2036 Notes may be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 105.    Global Securities. The 2036 Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, 2036 Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, 2036 Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a 2036 Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
Subject to the procedures of the Depositary, a Global Security shall be exchangeable for 2036 Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the 2036 Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2036 Notes registered in such names as the Depositary shall direct.
Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
SECTION 106.    Transfer. No service charge will be made for any transfer or exchange of 2036 Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company shall not be required (a) to issue, register the transfer of or exchange any 2036 Notes during a period beginning at the opening of business fifteen (15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the 2036 Notes to be called for redemption, and ending at the close of business on the date of the mailing, or (b) to register the transfer of or exchange any 2036 Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any 2036 Notes redeemed in part.
SECTION 107.    Redemption.

(a)	Optional Redemption.
At any time and from time to time prior to January 1, 2036, the 2036 Notes will be subject to redemption at the option of the Company in whole or in part, upon not less than 30 nor more than 60 days’ notice, at Redemption Prices equal to the greater of (1) 100% of the principal amount of the 2036 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2036 Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 25 basis points plus, in each case, accrued and unpaid interest thereon to but not including the Redemption Date. At any time and from time to time on or after January 1, 2036, the 2036 Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the 2036 Notes being redeemed plus accrued and unpaid interest on the 2036 Notes being redeemed to but not including the Redemption Date.

(b)	Special Optional Redemption.
(i) The 2036 Notes may be redeemed, in whole, at the option of the Company, at any time prior to February 23, 2017, at a redemption price equal to 101% of the aggregate principal amount of the 2036 Notes, plus accrued and unpaid interest thereon to but not including the Redemption Date, if, in the Company’s judgment, its acquisition of AGL Resources Inc. (the “Merger”) will not be consummated on or prior to February 23, 2017 (the “Special Optional Redemption”).
(ii) If the Company exercises its option in clause (b)(i) above, it shall provide notice to each Holder of the 2036 Notes and to the Trustee, stating, among other matters, that it is exercising such option and that all of the 2036 Notes will be redeemed on the Redemption Date set forth in the notice (which Redemption Date shall be no earlier than three Business Days and no later than 30 days from the date such notice is given). The election of the Company to redeem the 2036 Notes shall be evidenced by a Board Resolution. The Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with the condition specified in Section 107(b)(i). This Section 107(b)(ii) shall apply to the Special Optional Redemption in lieu of Section 1102 of the Original Indenture.

(c)	Special Mandatory Redemption.
(i) Upon the first to occur of either (x) February 23, 2017, if the Merger is not consummated on or prior to such date, or (y) the date on which the agreement relating to the Merger is terminated

(each a “Special Mandatory Redemption Trigger”), the Company shall redeem the 2036 Notes (the “Special Mandatory Redemption”), in whole, at a redemption price equal to 101% of the aggregate principal amount of the 2036 Notes, plus accrued and unpaid interest thereon to but not including the Redemption Date.
(ii) Within five Business Days after the occurrence of a Special Mandatory Redemption Trigger, the Company shall provide notice of the Special Mandatory Redemption to each Holder of the 2036 Notes and to the Trustee, stating, among other matters, that a Special Mandatory Redemption Trigger has occurred and that all such 2036 Notes shall be redeemed on the Redemption Date set forth in the notice (which shall be no earlier than three Business Days and no later than 30 days from the date such notice is given). This Section 107(c)(ii) shall apply to the Special Mandatory Redemption in lieu of Section 1102 of the Original Indenture.

(d)	General.
In the event of redemption of the 2036 Notes in part only, a new 2036 Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.
The 2036 Notes will not have a sinking fund.
Except as otherwise provided herein, notice of redemption shall be given as provided in Section 1104 of the Original Indenture. The Trustee shall not be responsible for the calculation of the Redemption Price with respect to any redemption pursuant to Section 107(a) hereof occurring prior to January 1, 2036. The Company shall calculate such Redemption Price and promptly notify the Trustee thereof.
Any redemption of less than all of the 2036 Notes shall, with respect to the principal thereof, be divisible by $1,000.
ARTICLE 2
MISCELLANEOUS PROVISIONS
SECTION 201.    Recitals by Company. The recitals in this Seventeenth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of 2036 Notes and of this Seventeenth Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 202.    Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Seventeenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 203.    Executed in Counterparts. This Seventeenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

THE SOUTHERN COMPANY
By:	/s/Art P. Beattie
Art P. Beattie Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/Stefan Victory
Stefan Victory Vice President

EXHIBIT A

FORM OF 2036 NOTE

NO. __    CUSIP NO. 842587 CW5
THE SOUTHERN COMPANY
      4.25% SENIOR NOTE
DUE JULY 1, 2036

Principal Amount:	$______________
Regular Record Date:	15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day)
Original Issue Date:	May 24, 2016
Stated Maturity:	July 1, 2036
Interest Payment Dates:	January 1 and July 1
Interest Rate:	4.25% per annum
Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

The Southern Company, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of ________________________________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on January 1, 2017 and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.
Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the 2036 Notes shall be made upon surrender of the 2036 Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the 2036 Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

THE SOUTHERN COMPANY
By:
Title:
Attest:

Title:

{Seal of THE SOUTHERN COMPANY appears here}

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

(Reverse Side of Note)
This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture (the “Original Indenture”), dated as of January 1, 2007, as supplemented, including by a Seventeenth Supplemental Indenture (the “Supplemental Indenture”) dated as of May 24, 2016, (the “Indenture”), between the Company and Wells Fargo Bank, National Association, Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 4.25% Senior Notes due July 1, 2036 (the “2036 Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
At any time and from time to time prior to January 1, 2036, the 2036 Notes will be subject to redemption at the option of the Company in whole or in part, upon not less than 30 nor more than 60 days’ notice, at Redemption Prices equal to the greater of (i) 100% of the principal amount of the 2036 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2036 Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 25 basis points plus, in each case, accrued and unpaid interest thereon to but not including the Redemption Date. At any time and from time to time on or after January 1, 2036, the 2036 Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the 2036 Notes being redeemed plus accrued and unpaid interest on the 2036 Notes being redeemed to but not including the Redemption Date.
The 2036 Notes may be redeemed, in whole, at the option of the Company, at any time prior to February 23, 2017, at a redemption price equal to 101% of the aggregate principal amount of the 2036 Notes, plus accrued and unpaid interest thereon to but not including the Redemption Date, if, in the Company’s judgment, its acquisition of AGL Resources Inc. (the “Merger”) will not be consummated on or prior to February 23, 2017 (the “Special Optional Redemption”).
If the Company exercises its option pursuant to Section 107(b)(i) of the Supplemental Indenture, it shall provide notice to each Holder of the 2036 Notes and to the Trustee, stating, among other matters, that it is exercising such option and that all of the 2036 Notes will be redeemed on the Redemption Date set forth in the notice (which Redemption Date shall be no earlier than three Business Days and no later than 30 days from the date such notice is given). The election of the Company to redeem the 2036 Notes shall be evidenced by a Board Resolution. The Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with the condition specified in Section 107(b)(i) of the Supplemental Indenture. Section 107(b)(ii) of the Supplemental Indenture shall apply to the Special Optional Redemption in lieu of Section 1102 of the Original Indenture.

Upon the first to occur of either (x) February 23, 2017, if the Merger is not consummated on or prior to such date, or (y) the date on which the agreement relating to the Merger is terminated (each a “Special Mandatory Redemption Trigger”), the Company shall redeem the 2036 Notes (the “Special Mandatory Redemption”), in whole, at a redemption price equal to 101% of the aggregate principal amount of the 2036 Notes, plus accrued and unpaid interest thereon to but not including the Redemption Date.
Within five Business Days after the occurrence of a Special Mandatory Redemption Trigger, the Company shall provide notice of the Special Mandatory Redemption to each Holder of the 2036 Notes and to the Trustee, stating, among other matters, that a Special Mandatory Redemption Trigger has occurred and that all such 2036 Notes shall be redeemed on the Redemption Date set forth in the notice (which shall be no earlier than three Business Days and no later than 30 days from the date such notice is given). Section 107(c)(ii) of the Supplemental Indenture shall apply to the Special Mandatory Redemption in lieu of Section 1102 of the Original Indenture.
“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2036 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2036 Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. Eastern time on the third Business Day in New York City preceding such Redemption Date).
The Trustee shall not be responsible for the calculation of the Redemption Price with respect to any redemption pursuant to Section 107(a) of the Supplemental Indenture occurring prior to

January 1, 2036. The Company shall calculate such Redemption Price and promptly notify the Trustee thereof.
In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The 2036 Notes will not have a sinking fund.
If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.
This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ___________________ (State)

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
_____________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

_____________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
_____________________________________________________________________________

_____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________________________

_____________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B
CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

B-1